Exhibit 99.1

Manhattan Receives Notification from AMEX of
Non-compliance of Certain Listing Standards

NEW YORK, NY JAN 12, 2007 - Manhattan Pharmaceuticals, Inc. (AMEX: MHA) previously reported in its Form 10-QSB for the quarter ended September 30, 2006 that at September 30, 2006, the company did not meet one of the American Stock Exchange’s continued listing standards because its stockholder’s equity was less than $4,000,000 and its market capitalization was less than $50,000,000, and that when a company falls below these standards, AMEX will issue a letter to the listed company noting that the listed company has failed to maintain its continued listing standards. The listed company will have an opportunity to submit a plan to AMEX outlining how it intends to regain compliance with its deficiency. If AMEX accepts the plan, the listed company may be allowed up to eighteen months to regain compliance with respect to its deficiency; however, if the company does not regain compliance, then the AMEX will initiate delisting proceedings.

The company received notice from the AMEX indicating, consistent with the company’s previous reporting, that the company is not in compliance with Section 1003(a)(ii) of the AMEX Company Guide with stockholder’s equity of less than $4,000,000 and losses from continuing operations and/or net losses in three out its four most recent fiscal years, and Section 1003(a)(iii) of the AMEX Company Guide with stockholder’s equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years. This notice was based on a review by AMEX of the company’s Form 10-QSB for the period ended September 30, 2006.

In order for the company to maintain its AMEX listing, the company must submit a plan by February 7, 2007, advising AMEX of the actions it has taken, or will take, that will bring it into compliance with all the continued listing standards by April 16, 2008. If AMEX accepts the company’s plan, the company may be able to continue its listing for the period ending April 16, 2008 during which time the company will be subject to periodic review to determine if it is making progress consistent with the plan. If the company does not regain compliance with all of AMEX’s continued listing standards by April 16, 2008, or if the company does not make sufficient progress consistent with its plan, then AMEX may initiate delisting procedures. The company has already informed AMEX that it intends to submit such a plan.

About Manhattan Pharmaceuticals, Inc.
Manhattan Pharmaceuticals, Inc., a development-stage pharmaceutical company, acquires and develops proprietary prescription drugs for large, underserved patient populations. In view of the worldwide obesity epidemic, the company is developing OE, an orally administered novel therapeutic for the treatment of obesity. To meet the needs of other major, underserved medical markets Manhattan Pharmaceuticals is also developing PTH (1-34), a peptide believed to be a regulator of epidermal cell growth, for the treatment of psoriasis, and Propofol Lingual Spray, a convenient, proprietary lingual spray formulation of propofol, the world's best-selling general anesthetic, as a sedative-hypnotic for use during diagnostic and therapeutic procedures. (http://www.manhattanpharma.com)

Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause Manhattan Pharmaceutical's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as ``anticipates,'' ``expects,'' ``plans,'' ``believes,'' ``intends,'' and similar words or phrases. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that Manhattan will be able to regain compliance with AMEX’s continued listing standards. Other risks that may affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of Manhattan's product candidates, the risk that the results of clinical trials may not support Manhattan's claims, Manhattan's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2005. Manhattan assumes no obligation to update these statements, except as required by law.